UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2019 (December 23, 2019)

Stable Road Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Abbot Kinney Blvd.

Venice, California 90291

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 478-2253

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	SRACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	SRAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SRACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 23, 2019, the board of directors (the “Board”) of Stable Road Acquisition Corp. (the “Company”) increased the size of the Board from five members to six members and appointed Ann Kono to fill the resulting vacancy. Ms. Kono was designated a Class I member of the Board and will serve and hold office until her successor is duly elected and qualified.

Ms. Kono, age 44, has more than 20 years of experience in the financial services industry.   Ms. Kono is currently the Chief Executive Officer of the Leda Advisory Group, a strategy consulting firm focusing on growth-stage startups that she founded in January 2019.  From April 2007 to December 2018, Ms. Kono was a senior executive and most recently a partner and Chief Information and Risk Officer of Ares Management LLC (NYSE: ARES). Ms. Kono currently serves on the board of directors of Treehouse Real Estate Investment Trust, a private real estate investment trust.  Ms. Kono earned a bachelor’s degree in business administration from Boston University and a master’s degree in business administration from the University of Southern California.

There are no transactions or series of transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of transactions to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Kono had, or will have, a direct or indirect material interest.

Item 8.01. Other Events.

Separate Trading of Units, Class A Common Stock and Warrants

On December 26, 2019, the Company announced that, commencing on December 30, 2019, the holders of units issued in its initial public offering (the “Units”), each consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, may elect to separately trade the shares of Class A Common Stock and Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “SRACU.” The shares of Class A Common Stock and the Warrants are expected to trade on the Nasdaq Capital Market under the symbols “SRAC” and “SRACW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stable Road Acquisition Corp.

	By:	/s/ Brian Kabot
Name: Brian Kabot
Title: Chief Executive Officer

Dated: December 26, 2019

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